                                                                 EXHIBIT 21.1

                LIST OF SUBSIDIARIES OF MORTGAGEIT HOLDINGS, INC.
                -------------------------------------------------

         NAME                                            STATE OF FORMATION
         ----                                            ------------------
   MortgageIT, Inc.                                           New York

   Home Closer LLC                                            New York

   MortgageIT SPV I                                           Delaware

   Next at Bat Lending, Inc.                                  Delaware

   MHL Funding Corp.                                          Delaware